Exhibit 99.1

U-Store-It Trust Announces Departures of Chairman of the Board Robert J. Amsdell, Barry L. Amsdell and Todd C. Amsdell

Company Release - 02/20/2007

CLEVELAND, OH — (MARKET WIRE) — 02/20/07 — U-Store-It Trust (NYSE: YSI) announced today that Robert J. Amsdell, the Chairman of the Board of Trustees (the “Board”) of U-Store-It Trust (the “Company”), retired from the Board effective as of February 13, 2007. The Company is conducting an inquiry into actions by Mr. Amsdell and Todd C. Amsdell, President of U-Store-It Development LLC, a subsidiary of the Company, that the Company considers to be in violation of their employee non-solicitation obligations and in violation of their duty to act, in their positions with the Company, in the best interests of the Company and its shareholders. Robert J. Amsdell’s resignation had been requested by the members of the Board (with the exception of Barry L. Amsdell), in connection with the inquiry, before Mr. Amsdell retired. Mr. Amsdell’s February 13, 2007 memorandum stated that Mr. Amsdell had determined that now was the appropriate time for him to retire from his Board position, expressed his view that leadership of the Company had been placed in other hands, and expressed gratitude to the Board for its efforts during his tenure.

Mr. Amsdell sent a subsequent memorandum, dated February 16, 2007, to the independent members of the Board. In this memorandum, Mr. Amsdell expressed disagreement with the Company’s view regarding the matters at issue in the Company’s inquiry. Mr. Amsdell stated that he had left the Board to avoid any potential conflict of interest while he pursued, as the Company’s largest shareholder, strategic alternatives. Mr. Amsdell also stated that the Amsdell family was very dissatisfied with the Company’s performance, and expressed the view that the Company should be sold in order to maximize value for its shareholders.

The Company terminated Todd C. Amsdell’s employment with the Company in connection with the inquiry, effective February 19, 2007. The Company’s inquiry, and its discussions with the Amsdells regarding these issues, are continuing. Barry L. Amsdell, a member of the Board, submitted his letter of resignation from the Board on February 20, 2007. Mr. Amsdell indicated that he was resigning in order to avoid any perceived conflict between the Company and the Amsdell family.

The Company also announced the appointment of William M. Diefenderfer III as Chairman of the Company’s Board of Trustees, effective February 14, 2007. Mr. Diefenderfer has been a member of the Company’s Board of Trustees since the Company’s initial public offering in October 2004.

Mr. Diefenderfer, Chairman of the Board stated “We, as a Board, continually evaluate our business plan and alternatives that could enhance shareholder value. The Board believes that the changes in management we have made over the last 10 months, combined with efforts to lower our cost of capital, have left us poised to generate growth and additional value, and that our best course of action is to continue to execute our existing strategic plan. We have a management team with substantial public company experience and a proven ability to execute our plan, which we believe will prove beneficial to all of our shareholders.”

The Company’s objective is to complete the inquiry described above on a schedule that will permit the timely filing of its Form 10-K on March 1, 2007. In connection with that objective, the Company is rescheduling its February 22, 2007 fourth quarter and year ended December 31, 2006 earnings release and its February 23, 2007 conference call to a date and time that will be determined in connection with the filing of its Form 10-K. Additional details regarding the Company’s earnings release and conference call will be provided as soon as they are available.

The Company is revising its November 6, 2006 earnings guidance for the fourth quarter of 2006. As of the date of this press release, the Company estimates that its fully diluted loss per share for the fourth quarter will be approximately $(0.10) and after adjusting for approximately $0.28 of real estate depreciation expense per share, that its fully diluted Funds from Operations per share for the quarter will be approximately $0.18. These estimates include previously disclosed charges of approximately $1.1 million related to severance and the noncash write-off of unamortized loan costs. The estimates also include charges of approximately $2.3 million related to (i) the settlement of a claim made based on actions taken by the predecessor company before the initial public offering, (ii) the settlement of certain claims made by the Amsdell Company related to the management fees charged in connection with the Rising Tide properties, (iii) professional fees incurred as a result of additional focus on the Company’s accounting, systems, and internal control environment and (iv) changes in estimates of certain liabilities to reflect current management’s expectations. Funds from Operations, as adjusted for these items, are currently estimated to be approximately $0.24 per share for the fourth quarter of 2006. The inquiry described above is ongoing and the audit of the Company’s financial statements as of and for the year ended December 31, 2006 is not complete. As such, the Company’s estimates are subject to the risks disclosed in its Form 10-K as of December 31, 2005 on file with the Securities and Exchange

Commission, and in subsequent filings with the SEC, as well as the risks associated with the inquiry described above.

The Company is affirming its 2007 FFO per share guidance of $1.11 to $1.21.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust focused on the ownership, operation, acquisition and development of self-storage facilities in the United States. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the 2006 Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”). The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

For the three and nine months ended September 30, 2006, the Company disclosed adjustments to FFO to exclude write-off of unamortized loan fees associated with the early extinguishment of debt, write off of software costs and severance costs because of the significance and infrequent nature of these charges. Given the significance of these charges, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s operating performance measures. FFO as so adjusted is not and should not be considered an alternative to net income (loss) or cash flows from operating, investing, or financing activities as defined by GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: the results of the Company’s inquiry into allegations against Messrs. Robert, Todd and Barry Amsdell; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:

U-Store-It Trust

Christopher Marr

Chief Financial Officer

(440) 234-0700